Exhibit 10 (HH)
THIRD AMENDMENT OF
THE DEFERRED COMPENSATION PLAN FOR OFFICERS AND KEY EMPLOYEES OF CARPENTER TECHNOLOGY CORPORATION

    THIS THIRD AMENDMENT is made on April 8, 2024, by CARPENTER TECHNOLOGY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”).

INTRODUCTION

The Company maintains the Deferred Compensation Plan for Officers and Key Employees of Carpenter Technology Corporation (the “Plan”), which was last amended and restated effective as of July 1, 2014 and amended two times since that date. The Company reserved the right to amend the Plan pursuant to Section 9.1 thereof. The Company now wishes to amend the Plan to provide that the clawback policies of the Company and its subsidiaries may apply to amounts deferred under the Plan.

AMENDMENT

NOW, THEREFORE, effective as of April 8, 2024, the Company does hereby amend the Plan by adding the following new Section 4.7:

“4.7    Clawback. Notwithstanding any other provision herein, amounts deferred hereunder are subject to any applicable compensation, clawback, recoupment or similar policies of the Employer in effect from time to time, whether adopted before or after the date of deferral and such other clawback rules as may be required by applicable law.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Third Amendment.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed on the day and year first above written.

                    CARPENTER TECHNOLOGY CORPORATION
                    By:
Rachelle H. Thompson,
Vice President, Chief Human Resources Officer